                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12.

                                   AETNA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

2000 Aetna Proxy Statement
Notice of Annual Meeting

                                                                    [AETNA LOGO]

TABLE OF CONTENTS
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
General Information...............................................    1
I.    Election of Directors.......................................    3
      Nominees for Directorships..................................    4
      Director Compensation in 1999...............................    8
      Other Information Regarding Directors.......................    9
      Committees of the Board.....................................   10
      Certain Transactions and Relationships......................   11
      Section 16(a) Beneficial Ownership Reporting Compliance.....   11
      Security Ownership of Certain Beneficial Owners, Directors,
       Nominees and Executive Officers............................   12
      Executive Compensation......................................   15
       Summary Compensation Table.................................   15
       Stock Option Grants Table..................................   17
       Stock Option Exercises and December 31, 1999 Stock Option
        Value Table...............................................   18
       Long-Term Incentive Awards Table...........................   19
       Pension Plan...............................................   19
       Other Agreements...........................................   20
      Report of the Committee on Compensation and Organization....   22
      Corporate Performance Graph.................................   27
II.   Appointment of Auditors.....................................   28
III.  Shareholder Proposal to Implement Cumulative Voting in
      Election of Directors.......................................   28
IV.   Shareholder Proposal Relating to Endorsement of the CERES
      Principles..................................................   29
Voting of Other Matters...........................................   30
Other Information.................................................   31

[AETNA LOGO]

                                AETNA INC.                         WILLIAM H. DONALDSON
                                151 Farmington Avenue              Chairman, President and
                                Hartford, Connecticut 06156        Chief Executive Officer

To Our Shareholders:

The 2000 Annual Meeting of Shareholders will be held on Friday, April 28, 2000, at 9:30 a.m. at our Company Headquarters in Hartford, Connecticut, and I hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please vote your shares promptly.

/s/William H. Donaldson
William H. Donaldson
Chairman, President and Chief Executive Officer
March 22, 2000

[AETNA LOGO]

                                AETNA INC.                         WILLIAM J. CASAZZA
                                151 Farmington Avenue              Vice President and
                                Hartford, Connecticut 06156        Corporate Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Inc. will be held at the Company's Headquarters, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 28, 2000 at 9:30 a.m. for the following purposes:

1.  To elect a Board of Directors for the coming year;

2. To approve the appointment of KPMG LLP as independent auditors for the current calendar year;

3. To consider and act on two shareholder proposals, if properly presented at the meeting; and

4. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 25, 2000 as the record date for determination of the shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

The Annual Meeting is open to all shareholders or their authorized representatives. In order to attend the Annual Meeting, you must present an admission ticket. You may request a ticket in advance by following the instructions below. Shareholders who do not have admission tickets will be admitted only following proof of share ownership. If you hold shares of Aetna Common Stock in your own name, please signify your intention to attend when you vote over the Internet or by telephone or check the appropriate box on your proxy card. If you hold your shares through the Aetna Incentive Savings Plan, please indicate your intention to attend when you access the telephone voting system or check the appropriate box on your voting instruction card. If you hold shares through the U.S. Healthcare Savings Plan, please indicate your intention to attend when you access the telephone voting system or complete and return the enclosed postage-paid reservation card directly to the Company. If you hold your shares through a broker, bank or other holder of record and plan to attend, you must send a written request to attend along with proof that you own the shares (such as a copy of your brokerage or bank account statement) to the Corporate Secretary at the above address.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by one of the following methods: vote over the Internet or by telephone using the instructions on the enclosed proxy card (if these options are available to you), or mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted.

This Proxy Statement and the Company's 1999 Annual Report to Shareholders are available on Aetna's Internet site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/99annualrpt, respectively.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 22, 2000

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aetna Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Headquarters on April 28, 2000. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about March 22, 2000.

Shareholders Entitled to Vote; Votes Entitled to be Cast

Shareholders of record of the Company's Common Stock, par value $.01 per share (Common Stock), at the close of business on February 25, 2000 will be entitled to vote at the Annual Meeting. On that date, 140,912,352 shares of Common Stock were outstanding. Each share of Common Stock is entitled to cast one vote.

Any full shares of Common Stock held for you under the DirectSERVICE Investment Program have been included on the enclosed proxy card. Only full shares are entitled to vote because the Company does not issue fractional shares.

Voting by Internet, by Telephone or by Mail

YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Proxies granted by any of these methods are valid under Connecticut corporation law. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a Control Number and to allow shareholders to confirm that their instructions have been properly recorded. In order to provide shareholders of record with additional time to vote their shares while still permitting an orderly tabulation of votes, Internet voting for those shareholders will be available until midnight, Eastern time, on April 27, 2000, and telephone voting for those shareholders will be available until 8:00 a.m., Eastern time, on the morning of the Annual Meeting.

You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including a proxy card or an Internet or telephone vote) or by voting by ballot at the Annual Meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

Voting at the Annual Meeting

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxy cards or by properly recorded Internet or telephone votes received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

Voting by Participants in the Company's Incentive Savings Plans

Participants in the Aetna Incentive Savings Plan and the U.S. Healthcare Savings Plan who receive this Proxy Statement in their capacity as participants in either plan will receive voting instruction cards in lieu of proxy cards. The voting instruction cards direct the trustees of those plans how to vote the shares. Shares held in either plan may be voted by using a toll-free telephone number or by marking, signing and dating the voting instruction card and mailing it in the postage-paid envelope provided. Shares held in the Aetna Incentive Savings Plan for which no directions are received are voted by the trustee in the same percentage as the shares for which directions are received. For shares held in the U.S. Healthcare Savings Plan, the trustee votes only those shares for which instructions are received.

Quorum; Required Vote

The presence at the Annual Meeting, in person or by proxy, of at least a majority of the votes entitled to be cast at the meeting constitutes a quorum. Under Connecticut corporation law, the approval of any corporate action taken at a shareholder meeting is based on votes cast. "Votes cast" means votes actually cast "for" or "against" a particular proposal, whether by proxy or in person. Abstentions and broker nonvotes are not considered "votes cast." Broker nonvotes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions from the beneficial owner to so vote and does not have discretionary authority to do so. Directors are elected by a plurality of votes cast. Shareholder approval of each other proposal to be considered at the Annual Meeting occurs if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Tabulation of Votes

Votes are counted by tellers of the Company's Transfer Agent who have been appointed as inspectors for purposes of the Annual Meeting. The inspectors will determine the number of shares outstanding and the voting power of each share, determine the shares represented at the Annual Meeting, determine the validity of proxies and ballots, count all votes and determine the results of the actions taken at the Annual Meeting.

Cost and Method of Proxy Solicitation

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of proxies, the Company has engaged Georgeson Shareholder Communications Inc., New York, New York, for a fee of $16,000 plus reasonable out-of-pocket expenses.

Annual Meeting Business -- Advance Notice Procedures

The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received no later than 90 days before the Annual Meeting, or January 29, 2000 for purposes of this Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices must be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

The Company's By-Laws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company within the time limits described above for delivery of notice of a nomination for the election of a Director. The notice must set forth: (a) a brief description of the issue to be considered at the meeting and the reasons for bringing it before the meeting; (b) the shareholder's name and address as it appears on the Company's books; (c) the class and number of shares owned by the shareholder; and (d) any material interest of the shareholder in the issue. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than pursuant to the procedures specified in Securities and Exchange Commission (SEC) Rule 14a-8. Notices must be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

I.   ELECTION OF DIRECTORS


Twelve individuals will be nominated for election as Directors at the Annual Meeting. However, if any Nominee becomes unavailable for election, the Board of Directors will reduce the number of Nominees prior to the meeting. The terms of office for all elected Directors will run until the next Annual Meeting and until their successors are duly elected and qualified. The 12 individuals (or such lesser number if the Board has reduced the number of Nominees as provided above) receiving the greatest number of votes cast at the meeting will be elected Directors. UNLESS YOU DIRECT TO THE CONTRARY ON THE PROXY YOU COMPLETE, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF THE 12 NOMINEES LISTED ON THE FOLLOWING PAGES (the Nominees). If the number of Nominees is reduced as provided above and you return a properly completed proxy, the shares represented by your proxy will be voted FOR the remaining Nominees unless you direct to the contrary.


All Nominees are currently Directors of the Company and were elected Directors at the 1999 Annual Meeting, except Mr. Garten, who joined the Board in January 2000. The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and publicly traded company directorships of each as of February 25, 2000 and a brief description of the business experience of each for at least the last five years.


In accordance with the Company's Director retirement policy, Frank R. O'Keefe, Jr. is not standing for re-election at the Annual Meeting. Mr. O'Keefe was a Director of Aetna Life and Casualty Company (AL&C) from 1989 to 1998, and has been a Director of the Company since 1996.


On July 19, 1996, AL&C and U.S. Healthcare, Inc. (USHC) consummated a transaction pursuant to which each became a wholly-owned subsidiary of the Company (the Merger). The information presented includes a Director's prior service with AL&C or USHC, as appropriate.

NOMINEES FOR DIRECTORSHIPS


          [Abramson photo]                         [Cohen photo]                        [Donaldson photo]
          LEONARD ABRAMSON                        BETSY Z. COHEN                      WILLIAM H. DONALDSON
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
          (Director of USHC                      (Director of USHC                      (Director of AL&C
         from 1982 to 1996)                     from 1994 to 1996)                     from 1977 to 1998)

MR. ABRAMSON, age 67, retired on July 19, 1996 as a director, Chairman and Chief Executive Officer of U.S. Healthcare, Inc. (managed health care company), positions he had held since 1982. Mr. Abramson is the founder of U.S. Healthcare, Inc., which became a wholly-owned subsidiary of the Company on July 19, 1996 and is now known as Aetna U.S. Healthcare Inc. Mr. Abramson currently is self-employed as a consultant and private investor and is Chairman and Chief Executive Officer of The Maine Merchant Bank, LLC. He also is a trustee of the Brookings Institution, the Children's Hospital of Philadelphia and Johns Hopkins University. Mr. Abramson is the author of Healing Our Health Care System.

MRS. COHEN, age 58, is Chairman of the Jefferson Bank division of Hudson United Bancorp, a bank holding company, a position she assumed following the merger of JeffBanks, Inc. and Hudson in December 1999. Prior to the merger, Mrs. Cohen had served as Chairman and Chief Executive Officer of JeffBanks, Inc. (bank holding company) since its inception in 1981 and also as Chairman and Chief Executive Officer of its subsidiaries Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. On September 15, 1999, Dime Bancorp Inc. and Hudson announced an agreement to merge. The merger is not yet completed. Since 1997, Mrs. Cohen also serves as Chairman, Chief Executive Officer and trustee of Resource Asset Investment Trust (real estate investment trust). From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (bank holding company) and its predecessor, Dominion Bankshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a Senior Partner until 1984. Mrs. Cohen also is a director of Hudson United Bancorp and The Maine Merchant Bank, LLC and is a trustee of Corporate Office Properties Trust.

MR. DONALDSON, age 68, became Chairman, President and Chief Executive Officer of Aetna on February 25, 2000. In 1959, Mr. Donaldson co-founded Donaldson, Lufkin & Jenrette, Inc. (investment banking) and more recently served as Co-Founder and Senior Advisor of that firm from September 1995 until he joined Aetna. He served as Chairman and Chief Executive Officer and a director of the New York Stock Exchange, Inc. from 1991 to 1995, was formerly Chairman and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc. and is a co-founder of its former subsidiary, Alliance Capital Management Corp. (investment management). Mr. Donaldson is Chairman of the Carnegie Endowment for International Peace and a director of Bright Horizons Family Solutions, Inc. (family support services) and Mail.com, Inc. (Internet service provider). The founding Dean and Professor of Management at the Yale School of Management, he also served as U.S. Under Secretary of State and Counsel to the Vice President of the United States. Mr. Donaldson is a director of the Lincoln Center for the Performing Arts and the Foreign Policy Association, is a trustee of the Aspen Institute, the Marine Corps University Foundation and The New York City Police Foundation, Inc., and is the Chairman of the Yale School of Management Advisory Board.


          [Franklin photo]                        [Garten photo]                         [Goodman photo]
      BARBARA HACKMAN FRANKLIN                   JEFFREY E. GARTEN                      JEROME S. GOODMAN
        (Director since 1996)              (Director since January 2000)              (Director since 1996)
   (Director of AL&C from 1979 to                                                       (Director of USHC
    1992, and from 1993 to 1998)                                                       from 1988 to 1996)


MISS FRANKLIN, age 60, is President and Chief Executive Officer of Barbara Franklin Enterprises (private investment and international trade consulting firm). From 1992 to 1993, she served as the 29th U.S. Secretary of Commerce. Before her appointment, Miss Franklin was President and Chief Executive Officer of Franklin Associates (management consulting firm), which she founded in 1984. Miss Franklin also served four terms on the Advisory Committee for Trade Policy and Negotiations, as Alternate Representative to the 44th Session of the United Nations General Assembly, and as a public member of the Board of the American Institute of Certified Public Accountants and of the Auditing Standards Board and is the only non-CPA to receive the John J. McCloy award for contributions to audit excellence. Miss Franklin has also been a Senior Fellow of The Wharton School of the University of Pennsylvania, an original Commissioner of the U.S. Consumer Product Safety Commission and a Staff Assistant to the President of the United States. Miss Franklin is a Distinguished Visiting Fellow at the Heritage Foundation; is active in numerous international organizations; and is a trustee of the Economic Club of New York. She is a director of The Dow Chemical Company (chemicals, plastics and agricultural products), MedImmune, Inc. (biotechnology company) and Milacron Inc. (plastics processing technologies and industrial products for metalworking).


MR. GARTEN, age 53, is the Dean of the Yale School of Management, a position he assumed in 1995. Mr. Garten held senior posts on the White House Staff and at the U.S. State Department from 1973 to 1979. He joined Shearson Lehman Brothers (investment banking) in 1979 and served as Managing Director from 1984 to 1987. In 1987, Mr. Garten founded Eliot Group, Inc. (investment banking) and served as President until 1990, when he became Managing Director of The Blackstone Group (private merchant bank). From 1992 to 1993, Mr. Garten was Professor of Finance and Economics at Columbia University's Graduate School of Business. He was appointed U.S. Under Secretary of Commerce for International Trade in 1993 and served in that position until 1995. Mr. Garten is a director of Calpine Corporation (power company) and a director of 37 Warburg Pincus mutual funds. He is the author of A Cold Peace: America, Japan, Germany and the Struggle for Supremacy and The Big Ten: Big Emerging Markets and How They Will Change Our Lives, and he writes a monthly column for Business Week magazine. He also serves on the Board of Directors of Aetna Foundation, Inc.



MR. GOODMAN, age 65, retired as Chairman of Travel One (the nation's eighth-largest travel management company) upon the sale of that firm to American Express Company on November 15, 1998. He had served as Chairman of Travel One since 1971 and was the sole stockholder from 1971 to 1994. Mr. Goodman was a member of the New Jersey Sports and Exposition Authority from 1991 to 1994 and its Chairman from 1992 to 1994. He also served as Chairman, President and Chief Executive Officer of First Peoples Financial Corporation (bank holding company) from 1987 to 1992 and President and Chief Executive Officer of First Peoples Bank of NJ from 1983 to 1987. He was a member of the Board of Directors of GBC Technologies, Inc. from 1992 to 1995 and a trustee of Resource Asset Investment Trust (real estate investment trust) from 1997 to 1999. Mr. Goodman is a director of The Maine Merchant Bank, LLC, and he also is a member of the Board of Trustees of the Philadelphia College of Pharmacy and Science and served as Chairman of the College from 1988 to 1991.


           [Graves photo]                        [Greenwald photo]                       [Hancock photo]
           EARL G. GRAVES                        GERALD GREENWALD                       ELLEN M. HANCOCK
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
          (Director of AL&C                      (Director of AL&C                      (Director of AL&C
         from 1994 to 1998)                     from 1993 to 1998)                     from 1995 to 1998)

MR. GRAVES, age 65, is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multifaceted communications company) and is the Publisher of Black Enterprise magazine, which he founded in 1970. Additionally, since 1998, Mr. Graves is Managing Director of Black Enterprise/Greenwich Street Corporate Growth Partners, L.P. Mr. Graves is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics) and serves as a member of the Shareholders' Committee of DaimlerChrysler AG (transportation products and financial and other services). Mr. Graves also is a trustee of Howard University and is a member of the Executive Board and Executive Committee of the National Office of the Boy Scouts of America, serving as Vice President of Relationships and Marketing. He also serves on the Board of Directors of Aetna Foundation, Inc.

MR. GREENWALD, age 64, retired in July 1999 as Chairman and Chief Executive Officer of UAL Corporation, the parent company of United Airlines (UAL), having served in that position since July 1994. From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1989 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald was selected to serve as Chief Executive Officer of United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon Read & Co., Inc. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (truck manufacturer in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a director of Time Warner Inc. (media company). He also is a trustee of the Aspen Institute.

MRS. HANCOCK, age 57, is President and Chief Executive Officer of Exodus Communications, Inc. (Internet system and network management services). Mrs. Hancock joined Exodus on March 10, 1998 as President and a director and was named Chief Executive Officer on September 10, 1998. Mrs. Hancock held various staff, managerial and executive positions at International Business Machines Corporation (information-handling systems, equipment and services) from 1966 to 1995. She became a Vice President of IBM in 1985 and served as President, Communication Products Division, from 1986 to 1988, when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992, and in 1993 was appointed Senior Vice President and Group Executive, which position she held until February 1995. Mrs. Hancock served as an Executive Vice President and Chief Operating Officer of National Semiconductor Corporation (semiconductors) from September 1995 to May 1996 and served as Executive Vice President for Research and Development and Chief Technology Officer of Apple Computer, Inc. (personal computers) from July 1996 to July 1997. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products).


           [Jordan photo]                         [Kuehler photo]                         [Rodin photo]
          MICHAEL H. JORDAN                       JACK D. KUEHLER                         JUDITH RODIN
        (Director since 1996)                  (Director since 1996)                  (Director since 1996)
          (Director of AL&C                      (Director of AL&C                      (Director of AL&C
         from 1992 to 1998)                     from 1990 to 1998)                     from 1995 to 1998)



MR. JORDAN, age 63, retired on December 31, 1998 as Chairman and Chief Executive Officer of CBS Corporation (media company), having assumed that position with CBS (then Westinghouse Electric Corporation) in 1993. Currently, Mr. Jordan is serving as Co-Vice Chairman of Clariti Telecommunications International Ltd. (international telecommunications), as Chairman of Luminant Worldwide Corporation (Internet and electronic commerce services) and as Chairman of the Board of eOriginal, Inc. (electronic document services), positions he assumed during 1999. From 1992 to 1993, he was a partner with Clayton, Dubilier & Rice, Inc. (private investing firm). Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (snack foods and beverages), having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal computers), MarketWatch.com, Inc. (Web-based provider of business news, financial programming and analytical tools) and Young & Rubicam Inc. (global marketing and communications).


MR. KUEHLER, age 67, retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler is a director of Arch Chemicals Inc. (specialty chemicals), Mail.com, Inc. (Internet service provider) and The Parsons Corporation (heavy construction and engineering services). He also is a member of the National Academy of Engineering and a fellow of the Institute of Electrical and Electronics Engineers, Inc.

DR. RODIN, age 55, became President of the University of Pennsylvania in July 1994. Prior to assuming her current position, Dr. Rodin had served as Provost of Yale University since 1992. Dr. Rodin joined the Yale faculty in 1972, and held teaching and research positions of increasing responsibility in the Department of Psychology. She became a Professor of Psychology in 1979 and a Professor of Medicine and Psychiatry in 1985, and served as Chair of the Department of Psychology from 1989 to 1991 and Dean of the Graduate School of Arts and Sciences from 1991 to 1992 when she became Provost. Dr. Rodin is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Electronic Data Systems Corporation (information technology services) and Young & Rubicam Inc. (global marketing and communications). She also is a trustee of the Brookings Institution.

DIRECTOR COMPENSATION IN 1999


Compensation for outside Directors is reviewed annually by the Nominating and Corporate Governance Committee (the Nominating Committee). The Nominating Committee's goal of attracting and retaining qualified Directors is supported through a competitive compensation program that provides remuneration for Directors' contributions, while offering stock-based compensation alternatives that strengthen the Directors' mutuality of interests with other shareholders. Directors who are officers of the Company (including Mr. Donaldson as of February 25, 2000) receive no additional compensation for membership on the Board or any of its Committees. The following table sets forth the cash and stock-based compensation paid to each Nominee who was an outside Director of the Company in 1999.


--------------------------------------------------------------------------------

                                                                     CASH
                                                               COMPENSATION(1)     STOCK UNITS
                                                              ------------------   -----------
                                                               ANNUAL                NUMBER
                                                              RETAINER   MEETING    OF UNITS
NAME                                                           FEES(2)    FEES(3)   GRANTED(4)
----                                                          --------   -------   -----------
Leonard Abramson............................................  $32,000    $12,000       350
Betsy Z. Cohen..............................................   33,000     21,000       350
William H. Donaldson........................................   40,333     21,000       350
Barbara Hackman Franklin....................................   37,000     17,000       350
Jerome S. Goodman...........................................   34,000     17,000       350
Earl G. Graves..............................................   41,000     22,000       350
Gerald Greenwald............................................   34,000     13,000       350
Ellen M. Hancock............................................   33,000     16,000       350
Michael H. Jordan...........................................   35,500     19,000       350
Jack D. Kuehler.............................................   37,000     22,000       350
Judith Rodin................................................   33,000     16,000       350

--------------------------------------------------------------------------------
(1) Under the Aetna Inc. Nonemployee Director Deferred Stock and Deferred Compensation Plan (the Director Plan), nonemployee Directors may defer payment of some or all of their annual retainer, meeting fees and dividend equivalents paid on stock units to a stock unit or interest account until after they have resigned or retired (as defined in the Director Plan) from the Board. During the period of deferral, amounts deferred to the stock unit account track the value of the Company's Common Stock and earn dividend equivalents. Amounts deferred to the interest account accrue interest pursuant to a formula equal to the rate of interest paid from time to time under a fixed interest rate fund option of the Company's Incentive Savings Plan for employees (currently yielding 6.70% a year). In 1999, ten Directors deferred all or a portion of their Director cash compensation to a stock unit account. The table above includes cash compensation that was deferred by Directors during 1999.

(2) The Company currently pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of each Committee chair).

(3) The Company currently pays $1,000 to outside Directors for attendance at each Board or Committee meeting.

(4) Pursuant to the Director Plan, nonemployee Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock (Initial Units). Additionally, on the date of each Annual Meeting during the term of the Director Plan, each nonemployee Director will receive units convertible upon retirement from Board service into 350 shares of Common Stock (Annual Units). Generally, to become fully vested in the units, a Director must complete, in the case of the Initial Units, three years of service and, in the case of the Annual Units, one year of service following the grant of the units. If service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant if the Director has completed a minimum of six consecutive months of service as a Director since such grant. A Director's right with respect to unvested units also will vest upon a change-in-control of the Company (as defined in the Director Plan). Otherwise, if a Director terminates Board service prior to completion of three years or one year of service, as applicable, from the grant date of any units, the Director will be entitled to receive a pro rata portion of the award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to any grant. The units granted are not transferable.

OTHER INFORMATION REGARDING DIRECTORS


As part of its overall program of support for charitable institutions and in order to attract and retain qualified Directors, the Company established the Director Charitable Award Program in 1999. Only outside Directors are eligible to participate in the program. The program may be funded by life insurance on the lives of the participating Directors. Participating Directors will be fully vested in the program upon completion of five years of service as a Director (including years of service prior to adoption of the program) or upon death or disability. At this date all outside Nominees except Mr. Garten are participants in the program, and all participants except Mrs. Hancock and Dr. Rodin are fully vested. Under the program, the Company intends to make a charitable contribution of $1 million in ten equal annual installments, with the first installment made following each participating Director's retirement from the Board, allocated among up to five charitable organizations recommended by the Director. Beneficiary organizations recommended by Directors must be, among other things, tax exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the Code). Donations the Company ultimately pays are expected to be deductible from taxable income for purposes of U.S. federal and other income taxes payable by the Company. Directors derive no personal financial or tax benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. The program will not result in a material cost to the Company.


The Company provides $150,000 of group life insurance for its outside Directors. Optional medical, dental and long-term care coverage for outside Directors and their eligible dependents is available to Directors at a cost similar to that charged to Company employees.


In connection with the Merger, the Company entered into an agreement with Mr. Abramson (the Agreement), the former Chairman and Chief Executive Officer of USHC. Pursuant to the Agreement, the term of which expires July 18, 2001, Mr. Abramson has agreed to advise the Chairman of the Company on strategic business activities, marketing strategies and public relations efforts of the Company and its health operations and has agreed generally not to compete with the Company's health operations. In return, the Company paid Mr. Abramson $10 million on July 19, 1996 (75% in cash and 25% in shares of Common Stock), and will pay him $3 million per year during the term of the Agreement. A final lump sum payment of $10 million (payable in shares of Common Stock) will be paid on the later of Mr. Abramson's resignation as a Director of the Company or the termination or expiration of the Agreement. In addition, pursuant to the Agreement, the Company has agreed to provide Mr. Abramson with life, disability, accident and health insurance benefits substantially similar to those that he received from USHC and transferred to Mr. Abramson ownership of a certain aircraft owned by a subsidiary of USHC. During the term of the Agreement, the Company has agreed to pay the operating costs of such aircraft, on an after-tax basis, up to a maximum aggregate amount of $2 million. The Agreement provides for a payment, if necessary, intended to make Mr. Abramson whole for any excise tax imposed under
Section 4999 of the Code with respect to any payment or benefits that he may receive under the Agreement.


The Board of the Company met eight times in 1999. During 1999, each Director of the Company attended 75% or more of the combined aggregate meetings of the Board and the Committees of the Board on which he or she served, except Mr. Greenwald, who attended 72% of such meetings. The average attendance by all Directors was over 96 percent.

COMMITTEES OF THE BOARD

----------------------------------------------------------------------------------------------
                                                            COMMITTEE
                                    ----------------------------------------------------------
                                                                                    NOMINATING
                                            COMPENSATION                               AND
                                                AND                                 CORPORATE
NOMINEE/DIRECTOR                    AUDIT   ORGANIZATION   EXECUTIVE   INVESTMENT   GOVERNANCE
----------------------------------------------------------------------------------------------
Leonard Abramson                                                   X            X
Betsy Z. Cohen                                         X                        X
William H. Donaldson                                               X*
Barbara Hackman Franklin                X*                                                   X
Jeffrey E. Garten                       X
Jerome S. Goodman                       X                                                    X
Earl G. Graves                          X                          X                         X
Gerald Greenwald                        X                                                    X
Ellen M. Hancock                        X                                                    X
Michael H. Jordan                                      X*                                    X
Jack D. Kuehler                                        X                        X*
Frank R. O'Keefe, Jr.                                  X           X            X
Judith Rodin                                                       X            X
----------------------------------------------------------------------------------------------
Number of Meetings in 1999:             5              8           2            5            4
----------------------------------------------------------------------------------------------

* Committee Chair

The functions and responsibilities of the standing Committees of the Company's Board are described below.

- Audit Committee. This Committee is composed entirely of nonemployee Directors. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, reviews with the internal and independent auditors the scope and results of their audits, reviews the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also regularly meets privately with the director of the Company's internal audit staff and with the Company's independent accountants, and regularly discusses with management the Company's internal accounting control procedures and other internal compliance programs.

- Committee on Compensation and Organization. This Committee is composed entirely of nonemployee Directors. The Committee administers the Company's Stock Incentive Plans and the Annual Incentive Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters.

- Executive Committee. This Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical.

- Investment Committee. This Committee is composed entirely of nonemployee Directors. The Committee oversees the management of the Company's investment portfolios and reviews investment policy and strategy.

- Nominating and Corporate Governance Committee. The Nominating Committee is composed entirely of nonemployee Directors. The Nominating Committee reviews the qualifications of all candidates for membership on the Board and Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, on Director compensation, on the independence of nonemployee Directors and on the Director retirement policy. It reviews conflicts of interest that may affect Directors, as well as substantial changes in any Director's circumstances (e.g., change of employment), and advises the Board on procedures for assessing the performance of the Board. The Nominating Committee also advises the Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

In recommending Director nominees to the Board, the Nominating Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Nominating Committee does not specifically solicit suggestions for possible candidates from shareholders, the Nominating Committee will consider candidates meeting the criteria described below. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Nominating Committee Chairman, in care of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.)

Nominees are selected through a process based on criteria set with the concurrence of the full Board and reevaluated periodically. The criteria include: the relevance of the candidate's experience to the business of the Company and its affiliates, enhancing diversity, independence from conflict or direct economic relationship with the Company, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of effort in preparation for those meetings.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Subsidiaries of the Company have entered into reinsurance arrangements with Lloyd's of London. Richard L. Huber is an investor in several Lloyd's syndicates. As an investor in a Lloyd's syndicate, he does not exercise control over the syndicate. Mr. Huber resigned from all of his positions with the Company effective February 25, 2000.

A subsidiary of the Company paid Richard Wolfson, a son-in-law of Mr. Abramson, $150,469 under an independent contractor agreement for services rendered in 1999.

During 1999, the Company and its subsidiaries paid $7,068,958 to Criterion Communications, Inc. pursuant to a service agreement. Marcy Shoemaker (a daughter of Mr. Abramson) owns 100% of the outstanding voting securities of Criterion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Aetna stock with the SEC and New York Stock Exchange. Based on our records and other information, we believe that during our fiscal year ended December 31, 1999 our Directors and executive officers met all applicable SEC filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS


The following table presents, as of December 31, 1999, the name of the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of its Common Stock. The information set forth in the table below and in the related footnote was furnished by that person.


---------------------------------------------------------------
                                   AMOUNT AND NATURE
NAME AND ADDRESS OF                  OF BENEFICIAL
BENEFICIAL OWNER                       OWNERSHIP        PERCENT
---------------------------------------------------------------
Sanford C. Bernstein & Co.,      12,523,694  shares(1)   8.78%
Inc.
767 Fifth Avenue
New York, New York 10153
---------------------------------------------------------------

(1) Of the reported shares, Sanford C. Bernstein & Co., Inc. reports that it has sole voting power with respect to 6,554,526 shares, that it shares voting power with respect to 1,394,863 shares and that it has sole dispositive power with respect to all of the reported shares.


On March 8, 2000, Southeastern Asset Management, Inc. (Southeastern) filed with the SEC a report on Schedule 13D. That report states that Southeastern beneficially owned 8,469,800 shares of Common Stock as of March 3, 2000, or approximately 6.01% of the Common Stock outstanding on that date. Of the reported shares, Southeastern reports that it has sole voting power with respect to 5,577,100 shares, that it shares voting power with respect to 1,768,400 shares, that it has sole dispositive power with respect to 6,701,400 shares and that it shares dispositive power with respect to 1,768,400 shares. Southeastern reports that its address is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

Beneficial Ownership Table

The following table presents, as of January 31, 2000, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director and Nominee, each executive officer named in the Summary Compensation Table on page 15, and the Directors and executive officers of the Company, as a group. The information set forth below and in the related footnotes on the following page has been furnished by the respective persons.

------------------------------------------------------------------------------
                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                    ------------------------------------------
                                                                   COMMON
NAME OF BENEFICIAL                    COMMON                       STOCK
OWNER AND POSITION                    SHARES       PERCENT     EQUIVALENTS(1)
------------------------------------------------------------------------------
Leonard Abramson                     1,021,469(2)     *             4,059
(current Director and Nominee)
Betsy Z. Cohen                           1,571        *             2,967
(current Director and Nominee)
William H. Donaldson                       750        *             3,300
(Chairman, President, Chief
Executive Officer, current
Director and Nominee)
Barbara Hackman Franklin                 3,426        *             3,300
(current Director and Nominee)
Jeffrey E. Garten                                     *             1,500
(current Director and Nominee)
Jerome S. Goodman                       23,708(3)     *             4,754
(current Director and Nominee)
Earl G. Graves                             500        *             5,193
(current Director and Nominee)
Gerald Greenwald                         3,000(4)     *             7,153
(current Director and Nominee)
Ellen M. Hancock                         2,000(5)     *             5,775
(current Director and Nominee)
Michael H. Jordan                        3,000        *             6,082
(current Director and Nominee)
Jack D. Kuehler                         12,000(6)     *             8,422
(current Director and Nominee)
Frank R. O'Keefe, Jr.                      850(7)     *             8,422
(current Director)
Judith Rodin                               100        *             6,626
(current Director and Nominee)
Richard L. Huber                       571,185(8)     *
(named executive)
Michael J. Cardillo                    206,307(9)     *
(named executive)
Frederick C. Copeland, Jr.             145,695(10)    *             5,303(11)
(named executive)
Thomas J. McInerney                    216,038(12)    *             5,156(11)
(named executive)
Alan J. Weber                          194,452(13)    *
(named executive)
Directors and executive              2,494,248(14)   1.75%         78,012
officers as a group
(20 persons)
------------------------------------------------------------------------------

* Less than 1%

Unless otherwise noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

Notes to Beneficial Ownership Table
--------------------------------------------------------------------------------
 (1) Except as set forth in Note 11, represents stock units issued under the Director Plan or its predecessor plan, accrued stock units resulting from deferral of retainer and attendance fees and stock units credited to certain Directors in 1996 in connection with the elimination of the Director retirement plan. Stock units, which do not have voting rights, track the value of the Company's Common Stock and earn dividend equivalents that may be reinvested.
 (2) Includes 868,287 shares held by LEMA Associates, L.P., of which LEMA Corporation is the sole general partner with a 1% partnership interest. Mr. Abramson is the sole shareholder of LEMA Corporation and also is a Class A limited partner in LEMA Associates, L.P. with a 50% partnership interest. Mrs. Abramson is a Class B limited partner in LEMA Associates, L.P. with a 49% partnership interest. Also includes 3,417 shares held jointly with Mrs. Abramson and 149,765 shares that Mr. Abramson has the right to acquire within 60 days of January 31, 2000 upon exercise of stock options. Excludes 3,361 shares held in a grandchild's trust, of which Mr. Abramson is co-trustee, and 30,828 shares held by children's and grandchildren's trusts, of which Mrs. Abramson is a trustee or co-trustee. Mr. Abramson disclaims beneficial ownership of the trust shares.
 (3) Includes 18,734 shares held by Wellington Limited Partnership, of which Mr. Goodman is a general partner. Excludes 50 shares held by his spouse, as to which Mr. Goodman disclaims beneficial ownership.
 (4) Represents shares held by his spouse, as to which Mr. Greenwald has no voting or investment power.
 (5) Held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.
 (6) Held jointly with his spouse, as to which Mr. Kuehler shares voting and investment powers.
 (7) Includes 750 shares held by a revocable living trust, of which Mr. O'Keefe is trustee and beneficiary. Excludes 150 shares held by a revocable living trust of which his spouse is trustee and beneficiary, and as to which Mr. O'Keefe disclaims beneficial ownership.
 (8) Includes 1,000 shares held jointly with his spouse and 15,000 shares held by a revocable living trust, of which Mr. Huber is trustee and beneficiary. Also includes 42,218 shares held by Huber Associates Limited Partnership, a family limited partnership (HALP). Mr. Huber and his spouse are the sole general partners of HALP and hold a 1% limited partnership interest, and each of three other family members is a 33% limited partner. Also includes 344,226 shares that Mr. Huber has the right to acquire upon exercise of stock options and 85,501 shares that HALP has the right to acquire upon exercise of stock options, in each case within 60 days of January 31, 2000. Mr. Huber disclaims beneficial ownership of all shares and stock options held by HALP, except as to his pecuniary interest in HALP.
 (9) Includes 333 shares of restricted stock that vest February 28, 2000. Also includes 161,543 shares that Mr. Cardillo has the right to acquire within 60 days of January 31, 2000 upon exercise of stock options.
(10) Includes 141,175 shares that Mr. Copeland has the right to acquire within 60 days of January 31, 2000 upon exercise of stock options. Also includes 59 shares held by his spouse, as to which Mr. Copeland has no voting or investment power.
(11) Represents stock units resulting from deferral of payment of Incentive Unit Awards under the Company's 1996 Stock Incentive Plan. The stock units are payable in shares of Common Stock at the expiration of the applicable deferral period. Stock units, which do not have voting rights, track the value of the Company's Common Stock and earn dividend equivalents that are reinvested.
(12) Includes 206,512 shares that Mr. McInerney has the right to acquire within 60 days of January 31, 2000 upon exercise of stock options.
(13) Includes 10,000 shares of restricted stock that vest in equal installments on August 1, 2000 and August 1, 2001. Also includes 166,920 shares that Mr. Weber has the right to acquire within 60 days of January 31, 2000 upon exercise of stock options.
(14) Directors and executive officers as a group have sole voting and investment powers over 216,545 shares and share voting and investment powers with respect to 939,256 shares. Included in the number of shares shown in the table are 3,926 shares held under the Company's Incentive Savings Plan (ISP) or the USHC Savings Plan and beneficially owned by executive officers, and 1,331,462 shares that Directors and executive officers have the right to acquire within 60 days of January 31, 2000 upon the exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the periods indicated certain compensation of the Chairman, Chief Executive Officer and President (CEO) and each of the four other most highly compensated executive officers of the Company (other than the
CEO) in 1999.
--------------------------------------------------------------------------------

                                                                      LONG-TERM COMPENSATION
                                                            -------------------------------------------
                                                                       AWARDS                  PAYOUTS
                                                            -----------------------------     ---------
                                                                               SECURITIES
                                     ANNUAL COMPENSATION                       UNDERLYING     LONG-TERM
NAME AND PRINCIPAL                  ---------------------     RESTRICTED         STOCK        INCENTIVE    ALL OTHER
POSITION IN 1999             YEAR     SALARY     BONUS(3)   STOCK AWARDS(5)    OPTIONS(6)       PLAN      COMPENSATION
----------------------------------------------------------------------------------------------------------------------
Richard L. Huber             1999   $1,000,000   $680,800     $        0        300,000(7)    $      0      $73,513(10)
Chairman, Chief              1998      888,846    470,250              0        200,000(8)     837,262       44,442
Executive Officer            1997      631,731          0              0        157,225(9)           0       31,587
and President(1)

Michael J. Cardillo          1999   $  700,000   $401,052     $        0        133,058(7)    $      0      $58,029(10)
Executive Vice President,    1998      693,592    487,500              0         58,472(8)     508,924       21,392
Aetna U.S. Healthcare        1997      668,506    270,000(4)       83,125        28,752(9)           0       20,143

Frederick C. Copeland, Jr.   1999   $  443,269   $450,000     $        0         60,000       $      0      $30,664(10)
Executive Vice President,    1998      418,269    340,000              0         31,821(8)     837,262       20,913
Aetna International          1997      386,538    260,000              0         33,353(9)           0       19,327

Thomas J. McInerney          1999   $  536,539   $486,797     $        0        112,652(7)    $      0      $40,577(10)
Executive Vice President,    1998      486,538    275,000              0         61,259(8)     410,423       24,327
Aetna Financial Services     1997      450,000    180,000              0         35,752(9)           0       22,500

Alan J. Weber                1999   $  750,000   $750,000     $        0         85,000       $      0      $36,058(10)
Vice Chairman for            1998      302,885          0      1,039,688        285,252(8)           0            0
Strategy and Finance(2)
----------------------------------------------------------------------------------------------------------------------

 (1) Mr. Huber was named Chairman on March 1, 1998 and Chief Executive Officer and President on July 28, 1997. Mr. Huber resigned from all of his positions with the Company effective February 25, 2000.
 (2) Mr. Weber was not an executive officer at any time in 1997.
 (3) Except as set forth in Note 4, represents amounts earned under the Company's Annual Incentive Plan. Annual incentive bonuses are intended to reward executive officers for achieving financial and strategic results. The Committee on Compensation and Organization administers the Annual Incentive Plan and determines the amount of each award to be granted. Amounts shown do not include the amount of bonus forgone at the election of the executive in exchange for a stock option grant (see Notes 7, 8 and 9).
 (4) Represents the bonus amount paid pursuant to Mr. Cardillo's employment agreement.
 (5) At December 31, 1999, Mr. Cardillo and Mr. Weber held 333 shares and 10,000 shares, respectively, of restricted Common Stock with a value of $18,586 and $558,125, respectively. The Company pays dividends on such shares of restricted stock.
 (6) Represents stock options granted under the Company's 1996 Stock Incentive Plan.
 (7) Includes a stock option grant on February 8, 2000 for 100,000, 53,058 and 32,652 shares to Messrs. Huber, Cardillo and McInerney, respectively, in lieu of payment of a portion of the named executive's 1999 bonus award at the election of such named executive. Executives were not permitted to acquire options on more than 100,000 shares under this program.

 (8) Includes a stock option grant on February 1, 1999 for 100,000, 18,472, 6,821, 31,259 and 85,252 shares to Messrs. Huber, Cardillo, Copeland, McInerney and Weber, respectively, in lieu of payment of all or a portion of the named executive's 1998 bonus award at the election of such named executive. Executives were not permitted to acquire options on more than 100,000 shares under this program.
 (9) Includes a stock option grant on February 27, 1998 for 57,225, 25,752, 13,353 and 25,752 shares to Messrs. Huber, Cardillo, Copeland and McInerney, respectively, in lieu of payment of all or a portion of the named executive's 1997 bonus award at the election of such named executive.
(10) Matching contribution made by the Company under ISP and the Supplemental ISP. ISP is a profit-sharing thrift plan qualified under the Code. The Company matches, dollar-for-dollar, amounts deferred by employees under ISP up to 5% of annual salary. In 1999, 25% of the matching contributions made under ISP on behalf of certain employees of the Company automatically was invested in Common Stock. The Company has established the Supplemental ISP to provide the deferred and matching benefits that would have been credited to ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under ISP, as provided from time to time by the Company's Board.

Stock Option Grants Table

The following table sets forth certain information concerning stock options granted during 1999 by the Company to the persons listed in the Summary Compensation Table on page 15. The hypothetical grant date present values of stock options granted in 1999 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options.

--------------------------------------------------------------------------------

                                           INDIVIDUAL GRANTS(1)
----------------------------------------------------------------------------------------------------------
                                                PERCENT OF
                                 NUMBER OF     TOTAL STOCK
                                SECURITIES       OPTIONS
                                UNDERLYING      GRANTED TO    EXERCISE                         GRANT DATE
                               STOCK OPTIONS   EMPLOYEES IN   PRICE PER      EXPIRATION         PRESENT
NAME                              GRANTED          1999         SHARE           DATE             VALUE
----------------------------------------------------------------------------------------------------------
Richard L. Huber.............    100,000(2)        1.20%       $90.125     January 29, 2009   $2,628,000(5)
                                 100,000(3)        1.20%        86.250     February 1, 2004    2,524,000(6)
                                 100,000(4)        1.20%        50.250     October 29, 2009    1,622,000(7)
Michael J. Cardillo..........     40,000(2)        0.48%        90.125     January 29, 2009    1,051,200(5)
                                  18,472(3)        0.22%        86.250     February 1, 2004      466,233(6)
                                  40,000(4)        0.48%        50.250     October 29, 2009      648,800(7)
Frederick C. Copeland, Jr....     30,000(2)        0.36%        90.125     January 29, 2009      788,400(5)
                                   6,821(3)        0.08%        86.250     February 1, 2004      172,162(6)
                                  30,000(4)        0.36%        50.250     October 29, 2009      486,600(7)
Thomas J. McInerney..........     40,000(2)        0.48%        90.125     January 29, 2009    1,051,200(5)
                                  31,259(3)        0.37%        86.250     February 1, 2004      788,977(6)
                                  40,000(4)        0.48%        50.250     October 29, 2009      648,800(7)
Alan J. Weber................     45,000(2)        0.54%        90.125     January 29, 2009    1,182,600(5)
                                  85,252(3)        1.01%        86.250     February 1, 2004    2,151,760(6)
                                  40,000(4)        0.48%        50.250     October 29, 2009      648,800(7)
----------------------------------------------------------------------------------------------------------

(1) Granted under the Company's 1996 Stock Incentive Plan (the Plan). The Plan permits participants to use shares of the Company's Common Stock to exercise options. The Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Under the Plan, options may be granted until April 30, 2006. The table does not include stock options granted in February 2000 to certain executive officers in lieu of 1999 bonus awards (see Note 7 to the Summary Compensation Table).
(2) Date of grant was January 29, 1999; initial exercise date was January 29, 2000; option vests in equal installments over a period of three years.
(3) Represents options granted in lieu of all or a portion of the named executive's 1998 bonus award at the election of such named executive. Date of grant was February 1, 1999; option vests immediately.
(4) Date of grant was October 29, 1999. One-third of the option vests if and when the market price of the Common Stock equals or exceeds $70.00 on or after October 29, 2000. One-third of the option vests if and when the market price of the Common Stock equals or exceeds $70.00 on or after October 29, 2001. One-third of the option vests if and when the market price of the Common Stock equals or exceeds $70.00 on or after October 29, 2002. Unless it is sooner terminated or forfeited, the entire option will vest on October 29, 2006 regardless of the market price of the Common Stock.
(5) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted January 29, 1999 were as follows:
    (i) a volatility factor of 31.4%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 4.55%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.9%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

(6) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted February 1, 1999 were as follows:
    (i) a volatility factor of 31.5%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 4.65%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 0.9%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.
(7) The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted October 29, 1999 were as follows:
    (i) a volatility factor of 36.0%, representing the three-year historical volatility of the Common Stock as of the date of the option grant; (ii) a risk-free rate of return of 5.97%, representing the five-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 1.6%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a four-year option term, representing the historical average life of the options granted. No further discount to the option value calculated was taken to give effect to the fact that the options are not freely transferable or to the exercise or lapse of the options after the vesting period but prior to the end of the option period.

There is no assurance that the hypothetical present values of stock options presented in the preceding table represent the actual values of such options. The hypothetical values shown should not be construed as predictions by the Company as to the future value of its Common Stock.

Stock Option Exercises and December 31, 1999 Stock Option Value Table

The following table sets forth certain information concerning stock options exercised during 1999 by the persons listed in the Summary Compensation Table on page 15 and the number and value of specified options held by those persons at December 31, 1999. The values of unexercised in-the-money stock options at December 31, 1999 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.
--------------------------------------------------------------------------------

                                                                                                VALUE OF
                                                         NUMBER OF SECURITIES                 UNEXERCISED
                                                              UNDERLYING                      IN-THE-MONEY
                               SHARES     VALUE         UNEXERCISED OPTIONS AT                 OPTIONS AT
                              ACQUIRED   REALIZED         DECEMBER 31, 1999               DECEMBER 31, 1999(1)
                                 ON         ON      ------------------------------   ------------------------------
NAME                          EXERCISE   EXERCISE   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
-------------------------------------------------------------------------------------------------------------------
Richard L. Huber(3)               0      $     0      363,060         366,666         $173,286         $556,250
Michael J. Cardillo               0            0      133,876         107,666          722,618          222,500
Frederick C. Copeland, Jr.        0            0      122,842          83,332                0          166,875
Thomas J. McInerney             600       13,200      183,178         103,333           67,625          222,500
Alan J. Weber                     0            0      151,920         218,332                0          222,500
-------------------------------------------------------------------------------------------------------------------

(1) Based on the December 31, 1999 closing stock price of $55.8125.
(2) Represents stock options that are not vested.
(3) Includes stock options held by Huber Associates Limited Partnership (HALP). For additional information about HALP, see Note 8 to the Beneficial Ownership Table. Mr. Huber disclaims beneficial ownership of the stock options held by HALP, except as to his pecuniary interest in HALP.

Long-Term Incentive Awards Table

The following table sets forth certain information concerning long-term incentive awards granted during 1999 to the persons listed in the Summary Compensation Table on page 15 under the Company's 1996 Stock Incentive Plan.
--------------------------------------------------------------------------------

                                                   PERFORMANCE        ESTIMATED FUTURE PAYOUTS
                                                     OR OTHER            (IN SHARES) UNDER
                                    NUMBER OF      PERIOD UNTIL     NON-STOCK PRICE BASED PLANS
                                  UNITS GRANTED     MATURATION     ------------------------------
NAME                               IN 1999(1)       OR PAYOUT      THRESHOLD    TARGET    MAXIMUM
-------------------------------------------------------------------------------------------------
Richard L. Huber                     50,000        1999 - 2002      25,000      50,000    87,500
Michael J. Cardillo                  17,500        1999 - 2002       8,750      17,500    30,625
Frederick C. Copeland, Jr.           12,000        1999 - 2002       6,000      12,000    21,000
Thomas J. McInerney                  17,500        1999 - 2002       8,750      17,500    30,625
Alan J. Weber                        17,500        1999 - 2002       8,750      17,500    30,625
-------------------------------------------------------------------------------------------------

(1) The incentive units will vest and shares will become payable if the Company's total return to shareholders over the measurement period
    (1999 - 2002) meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders over the measurement period must at least equal a threshold risk-free rate of return (the Return Threshold), which for these incentive units is based on the annual rate of return available on a four-year Treasury note compounded annually. If the Return Threshold is not met, no incentive units will vest. Second, the Company's total return to shareholders over the measurement period must compare favorably to that of the other companies in the Morgan Stanley Healthcare Payor Index (weighted 70%) and the Morgan Stanley Life Insurance Index (weighted 30%) (together, the Composite Index) for the same period. For the incentive units to become fully vested, the Company must achieve at least the median level of total shareholder return for the companies in the Composite Index (Target Performance). If the Committee on Compensation and Organization determines that the Company's performance does not at least equal the 33rd percentile of the companies in the Composite Index (the Performance Threshold), no portion of the incentive units will vest regardless of whether the Return Threshold is satisfied. If the Company's performance is in the 90th percentile of companies in the Composite Index (Maximum Performance), up to 175% of the incentive units will vest.

    For purposes of determining the total return to shareholders over the measurement period: the change in the price of the Company's Common Stock and of the price of the common stock of each of the companies in the Composite Index is calculated by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period preceding the start and the 13-week period preceding the end of the measurement period; all stock prices are adjusted to reflect stock splits and stock dividends; and dividends are reinvested.

Pension Plan

The Company provides for certain of its employees a noncontributory, defined benefit pension plan (the Pension Plan). Effective January 1, 1999 the Pension Plan was amended to convert the plan's final average pay benefit formula to a cash balance design. Under the new design, the pension benefit is expressed as a cash balance account. Each year a participant's cash balance account is credited with (i) a pension credit based on the participant's age, years of service and eligible pay for that year, and (ii) an interest credit based on the participant's account balance as of the beginning of the year and an interest rate that equals the average 30-year U.S. Treasury bond rate for October of the prior calendar year. (For 1999, the interest rate was 5.01%.)

In connection with the conversion to the cash balance design, certain participants received an opening account balance effective January 1, 1999. For employees with Aetna pension benefits as of December 31, 1998 (including Messrs. Huber, Copeland and McInerney), the opening account balance was based on average eligible pay from the highest 36 consecutive months between 1989 and 1998 multiplied by a conversion factor based on the participant's age and years of service. For employees with Aetna U.S. Healthcare pension benefits as of December 31, 1998 (including Mr. Cardillo), the opening account balance equaled a percentage of eligible pay (up to a maximum opening account balance of $5,100). For purposes of the Pension Plan, eligible pay is generally base pay and certain other forms of cash compensation, including annual performance bonuses but excluding long-term incentive compensation and proceeds from stock option exercises.

Employees with Aetna pension benefits as of December 31, 1998 are considered transition participants under the Pension Plan. Transition participants continue to accrue benefits under the Pension Plan's final average pay formula until December 31, 2006. Under this formula, retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service that yield the highest annual compensation. On termination of employment, the value of the cash balance account is compared to the lump sum value of the benefit under the final average pay formula and the greater of these two amounts becomes the cash balance account value.

The estimated annual benefits payable at age 65 for Messrs. Huber, Cardillo, Copeland, McInerney and Weber are $245,146, $245,998, $332,158, $1,146,531 and
$477,288, respectively. These estimates assume each named executive continues working for the Company until age 65, the account balance receives annual interest credits of 5.01% for 1999 and 6% thereafter, pension eligible pay increases 4% per year, the Social Security wage base increases 3.5% per year, and the Pension Plan continues unchanged until the projection date. Actual benefits will vary. The estimated benefits described above do not take into account any reduction for joint and survivorship payments or any offset for Social Security benefits to be received by the employee.

The Code limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan such as the Pension Plan. As a result, the Company has established a supplemental pension plan to provide benefits (included in the amounts listed in the preceding paragraph) that would exceed the Code limit. The supplemental pension plan also is used to pay other pension benefits not otherwise payable under the Pension Plan, including additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the Pension Plan.

Other Agreements

The Company administers a Severance and Salary Continuation Benefits Plan (Severance Plan) under which employees, including the Company's executive officers, terminated by the Company without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. In addition, when an employee's job is eliminated due to reengineering, reorganization or staff reduction efforts, employees, including the Company's executive officers, are eligible for an additional 13 weeks of salary continuation and outplacement assistance. Under certain circumstances, determined on a case-by-case basis, additional severance pay benefits may be granted for the purposes of inducing employment of senior officers or rewarding past service. Certain benefits continue during the severance pay and salary continuation periods.

In connection with the Merger, the Company assumed USHC's employment agreement with Mr. Cardillo. The agreement has a five-year term, expiring in 2001, unless renewed. The agreement provides that if Mr. Cardillo's employment is terminated by the Company other than for "cause" or "disability" or by the executive for "good reason" (as defined in the agreement), in lieu of participation in the Company's Severance Plan, Mr. Cardillo will be entitled to a special termination payment equal to the aggregate of three times base salary and target bonus, and a pro rata portion of his annual bonus for the then uncompleted fiscal year. For 36 months following the date of such termination, he is eligible for continuation of welfare and pension benefits. The agreement also provides that upon such a termination, all outstanding equity-based awards will continue to vest for one year and will remain exercisable for a period of 90 days thereafter. Under the terms of the agreement, Mr. Cardillo generally will be reimbursed by the Company for applicable excise taxes (including tax gross-up) incurred as a result of payments made under the agreement.



In connection with Mr. Huber's resignation and in lieu of his existing agreement with the Company, the Company has offered to pay him 88 weeks of salary continuation (calculated as base salary and target bonus) in exchange for his agreement generally not to compete with the Company. The Company also has offered to provide Mr. Huber with an office and administrative support for up to one year to accommodate his transition needs. Upon expiration of his salary continuation period, Mr. Huber will be eligible for certain benefits offered to employees who retire from the Company.



Upon commencement of his employment, Mr. Weber entered into an agreement with the Company. The agreement provides that if Mr. Weber's employment is terminated by the Company without cause, in lieu of participation in the Company's Severance Plan, he will be entitled to not less than 52 weeks of salary continuation (calculated as base salary and target bonus amount). Upon a change-in-control of the Company (as defined in the agreement), Mr. Weber would receive not less than 156 weeks of salary continuation. Mr. Weber will be vested under the Company's pension plan after two years of service. The Company has agreed to make certain minimum contributions to Mr. Weber's cash balance pension account, which the Company believes are not greater than the value of the pension benefits forgone by Mr. Weber as a result of his departure from his previous employer. The Company has agreed generally to reimburse Mr. Weber for applicable excise taxes (including tax gross-up) incurred as a result of payments made under the agreement.



Mr. McInerney has entered into an agreement with the Company in lieu of participation in the Company's Severance Plan. The agreement provides that if Mr. McInerney's employment is terminated under circumstances that would call for severance pay benefits, he will receive not less than 52 weeks of salary continuation (calculated as base salary and target bonus amount). Upon a change-in-control of the Company (as defined in the Company's Severance Plan), Mr. McInerney's severance benefit would increase to 156 weeks of salary continuation. The Company has agreed generally to reimburse Mr. McInerney for applicable excise taxes (including tax gross-up) incurred as a result of payments made under the agreement.



Mr. Copeland has entered into an agreement with the Company in lieu of participation in the Company's Severance Plan. The agreement provides that if Mr. Copeland's employment is terminated under circumstances that would call for severance pay benefits, he will receive payment for not less than 52 weeks of base salary. Upon a change-in-control of the Company (as defined in the Company's Severance Plan), Mr. Copeland's severance benefit would increase to 156 weeks of base salary. Alternatively, the Company has offered Mr. Copeland, upon a change-in-control of the Company (as defined in the Company's Severance
Plan), 104 weeks of salary continuation (calculated as base salary and target bonus amount) and generally to reimburse Mr. Copeland for applicable excise taxes (including tax gross-up) incurred as a result of payments made under the agreement. Following certain specified events related to the Company's International business segment, Mr. Copeland would instead receive 104 weeks of salary continuation (calculated as base salary and target bonus amount) if he were involuntarily terminated or his target cash compensation (base salary and annual bonus opportunity for target level performance) were reduced.



The Company has agreed to provide Mr. Donaldson with a salary of $1,000,000 for calendar year 2000. On February 29, 2000, Mr. Donaldson was granted a stock option for 500,000 shares of Common Stock. The exercise price per share is $41.125 for 300,000 shares, $55.00 for 100,000 shares and $65.00 for 100,000 shares. The closing price of the Common Stock on February 29, 2000 was $41.125. Mr. Donaldson was also granted 100,000 shares of restricted Common Stock. The option and restricted Common Stock will vest after one year, subject to earlier vesting upon a change-in-control of the Company or certain terminations of employment. The Company has agreed generally to reimburse Mr. Donaldson for applicable excise taxes (including tax gross-up) incurred as a result of payments made under his employment arrangement. The Company and Mr. Donaldson are finalizing the remaining terms of his employment arrangement.

The Board of Directors has approved provisions to protect certain benefits of Company employees upon a change-in-control of the Company (as defined). The provisions provide that the Severance Plan shall become noncancelable for a period of two years following a change-in-control. Also, all previously granted stock options that have not yet vested will become vested and immediately exercisable. Upon a change-in-control, bonuses payable under the Company's annual bonus program will become payable based on the target award for participants. Also, long-term incentive awards granted under the Company's 1996 Stock Incentive Plan will vest. If an award is in the final two years of a performance cycle, the full award will be paid at the greater of target or actual performance through the date of the change-in-control. If an award is in the first two years of a performance cycle, a prorated award will be paid equal to the greater of target or actual performance through the date of the change-in-control. Provision has been made to limit certain amendments to the Pension Plan and the supplemental pension plan following a change-in-control. Provision also has been made to permit funding of a trust to protect supplemental retirement benefits (pension and 401(k)) and deferred compensation upon a change-in-control or potential change-in-control (each as defined) of the Company.

REPORT OF THE COMMITTEE ON COMPENSATION AND ORGANIZATION

What is the Company's Compensation Philosophy?

The Company's executive compensation program is designed to:

- attract and retain high-performing executives;

- focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return;

- compensate executives based on the Company's performance relative to its competitors and improvements in the Company's performance over time; and

- create a performance-oriented environment in which executives can earn increased levels of compensation by achieving annual and long-term success in the areas of financial and operating results, quality and customer satisfaction.

What is the Structure of the Executive Compensation Program?

The compensation program for executive officers consists of four principal elements:

- salaries;

- annual incentive bonuses;

- stock options; and

- long-term incentive awards.

The program strives to achieve an appropriate mix of short and long-term incentive awards.

The compensation program is designed to set total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) at a level relative to the median level of total compensation paid to similarly-positioned executives at companies in a comparison group selected for each position (the Comparison Group). The Comparison Group for each position is selected from among 80 companies believed to be major competitors for executive talent and includes health, financial services, insurance and other companies. Of these companies, ten were included in the Morgan Stanley Healthcare Payor Index in 1999. The specific companies selected for an executive's Comparison Group depend on the executive's area of responsibility. An executive's total compensation relative to the median depends upon the executive's experience, level and scope of responsibility within the Company, and individual, as well as Company, performance. Executive officers are also eligible for other employee benefits as set forth in the Summary Compensation Table (see page 15).

How are Salaries Determined?

The Committee reviews salaries annually. Salaries are based on the competitive marketplace for comparable jobs. The Committee determines individual salaries after evaluating the executive's experience, level and scope of responsibility within the Company, and individual performance.

How are Bonuses Determined?

Annual bonus opportunities are designed to incent executive officers to achieve specific financial and strategic goals.

Annual Incentive Plan. The Annual Incentive Plan (the Annual Plan) applies to executives named in the Company's Proxy Statement. Under this Plan, specific financial goals are established at the beginning of each performance year and bonuses are linked directly to their achievement. If 100% of the goal is met, the maximum award permitted under the Annual Plan may be paid. If less than 100% of the financial goal is met, the maximum bonus payable is proportionately reduced. The Committee has discretion to pay less than the maximum amount permitted by the Annual Plan. For 1999, the financial goal established for the Chief Executive Officer and the Vice Chairman was measured by the Company's net income (adjusted by the Committee to exclude unplanned capital gains and losses, as well as certain items identified at the start of the performance year and determined to be unusual, nonrecurring or beyond management's control). The financial goal established for lead business unit executives was based 25% on the Company's net income, as adjusted by the Committee, and 75% on the business unit's operating earnings (measured by income from continuing operations before realized capital gains and losses). In setting the amount of the bonus award, the Committee also considered achievement of specified quality goals (including NCQA accreditation and customer service measures) as well as management of diversity initiatives and Year 2000 issues.

Management Incentive Plan. Executive officers who do not participate in the Annual Incentive Plan participate in the Company's Management Incentive Plan
(MIP). Under MIP, the Committee sets the amount of an executive officer's bonus based on various levels of financial and strategic performance for each business unit or staff area. Twenty-five to 40% of a staff unit head's bonus depends on Company operating earnings and 60-75% depends on the unit's own financial performance, measured by achievement of specified performance objectives and expense level versus budget. Examples of the specified performance objectives include improvements in the quality of customer service and effective resolution of legal, regulatory or other important issues affecting the Company.

Under MIP, if 100% of the goal is met, up to 100% of the target bonus amount is payable. If 88% of the goal is met, up to 50% of the bonus amount is payable. If the goal is exceeded, up to 200% of the bonus amount is payable. If less than 70% of the goal is met, no bonus is payable unless the Committee determines, based on the facts and circumstances, that a bonus is appropriate. At the Committee's discretion, the amount of a bonus may be adjusted upward or downward by up to 15% to take into account strategic results achieved by the business or staff unit. The principal criteria used by the Committee in assessing strategic results are positioning of the Company's businesses, sources of the unit's earnings, compliance initiatives, management of human resources, diversity, employee communications, management of Year 2000 issues and other (e.g., unplanned initiatives).

In 1999, some business and staff units exceeded their financial and strategic performance goals. Some did not. The bonuses paid to executive officers reflected this performance.

How are Stock Option Awards Determined?

The Company awards stock options to better align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options normally vest over a three-year period. Because stock options provide value only in the event of share price appreciation, the Committee believes stock options represent an important component of the Company's executive compensation program.

Annual Stock Option Grants. Stock options are granted annually to set total compensation at a level relative to the median level of total compensation paid to similarly-positioned executives at companies in the executive's Comparison Group. The value of the stock option component of an executive officer's compensation opportunity is converted into a specific number of shares subject to option by assigning each option an estimated realizable value. In addition to the annual stock option grant made in January 1999, the Company advanced to October 1999 the annual grant that would otherwise have been made in January 2000. This was done to strengthen retention of employees, particularly employees who joined the Company as a result of the acquisition of The Prudential Insurance Company of America's (Prudential's) health care business. The options granted to executive officers in October 1999 vest over a three-year period provided the Company's stock price achieves specified performance targets.

Bonus Exchange Program. The Company permitted executive officers to elect to forgo all or a portion of their 1999 annual bonus in exchange for an additional grant of stock options. The options, which were immediately vested, were granted effective as of February 8, 2000 at 100% of the fair market value of the Company's Common Stock on that date. Participation in this program is voluntary. The number of shares subject to options granted to any individual executive varied depending on the amount of bonus forgone by the executive. Executives were not permitted to acquire options on more than 100,000 shares under this program.

Other Equity Grants. From time to time the Company also grants stock options or restricted stock in connection with hiring, promotions or other situations where the Committee believes the circumstances warrant a stock option or restricted stock award. The amount granted in these instances is determined by the Committee based on the individual circumstances.

How is Compensation Used to Focus Management on Longer-Term Creation of Shareholder Value?

The purpose of the Company's long-term incentive award program is to increase shareholder value over time. Under this program incentive units vest and shares become payable if the Company's total return to shareholders over a four-year measurement period meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders must at least equal a threshold risk-free rate of return (Return Threshold). If the Return Threshold is not met, no units vest. If the Return Threshold is met, the Company's total return to shareholders must also compare favorably to that of its competitor companies for units to vest. For the current performance periods, the competitor companies are the companies in the Morgan Stanley Healthcare Payor Index (weighted 70%) and Morgan Stanley Life Insurance Index (weighted 30%).

The number of incentive units granted to each executive officer in 1999 was determined by the Committee to set, at target performance levels, the total compensation opportunity at a median level relative to similarly-positioned executives in the executive officer's Comparison Group. The incentive unit grants are intended to deliver below median compensation for below median performance and above median compensation for above median performance.

How Does Stock Price Impact Executive Compensation?

Stock options and long-term incentive compensation are directly tied to stock price appreciation. Options are granted at a price of at least the fair market value of the Common Stock on the date of grant. If the stock price does not appreciate after the grant date, the executive will receive no value from the option. Similarly, under the long-term incentive program, shares become payable only if the Company's total return to shareholders (stock price appreciation and dividends) meets or exceeds the total return to shareholder performance of a group of comparator companies. Because a significant portion of executive compensation is designed to come from incentive units and options, the recent stock performance considerably reduces overall executive compensation.

As explained elsewhere in this report, salaries and annual bonuses are not directly impacted by positive or negative changes in the Company's stock price. Because the annual bonus performance objectives were met or exceeded in 1999, annual bonuses were paid even though the Company's stock did not perform well during the year.

How has the Company Responded to IRS Limits on Deductibility of Compensation?

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to certain executive officers, unless the payments are made under plans that satisfy the technical requirements of the Code. The Committee believes that performance-based pay over $1 million is sometimes required to attract and retain executives in a competitive marketplace. Stock options and incentive units granted under the 1996 Stock Incentive Plan and annual bonuses paid under the Annual Plan are designed so that the compensation paid will be tax deductible by the Company. The Committee believes that there are certain limited circumstances under which it is appropriate for the Committee to elect to forgo deductibility to maintain flexibility or to continue to pay competitive compensation.

What was the Basis for Mr. Huber's 1999 Compensation?

Salary. Mr. Huber did not receive an increase in salary in 1999. The Committee believes that Mr. Huber's total compensation opportunity (salary, annual bonus, stock options and long-term incentive award) remained at a competitive median level.

Annual Incentive Bonus. The financial goal established by the Committee at the start of the 1999 performance year for Mr. Huber's annual bonus was measured by the Company's net income. For 1999, the Committee adjusted net income realization downward to exclude the positive impact of a reserve adjustment related to discontinued products, and adjusted net income realization upward to exclude the loss recognized on the redemption of certain Company securities. This financial performance, as well as the Committee's review of Mr. Huber's performance in positioning the Company as a world leader in providing health benefits and financial services (with nearly 47 million customers in 17 countries), implementing major advances in the use of technology to create a sustained competitive advantage, and strengthening middle management development and succession throughout the Company, was the basis for the Committee's decision to award Mr. Huber a bonus of $1,150,000 (which represents a 14.8% decrease from his 1998 bonus). Under the Bonus Exchange Program, a portion of Mr. Huber's bonus was exchanged for a grant of a stock option for shares of the Company's Common Stock.

Stock Options. Mr. Huber was granted a stock option in January 1999 for 100,000 shares of the Company's Common Stock. In addition, Mr. Huber was granted a stock option in October 1999 for an additional 100,000 shares. The amount of the grants was determined to maintain Mr. Huber's total compensation opportunity at a competitive median level. Under the Bonus Exchange Program, Mr. Huber received an option for 100,000 shares in lieu of a portion of his 1999 bonus. This grant was effective February 8, 2000.

Long-Term Incentive Award. In 1999, Mr. Huber was granted 50,000 incentive units under the 1996 Stock Incentive Plan. These units will vest and shares will be payable only if established performance objectives are met over a four-year measurement period (1999-2002). The number of incentive units granted was determined by the Committee in the manner described elsewhere in this report.

Effective February 25, 2000, Mr. Huber resigned from all of his positions with the Company.

The Committee on Compensation and Organization

Michael H. Jordan, Chairman
Betsy Z. Cohen
Jack D. Kuehler
Frank R. O'Keefe, Jr.

CORPORATE PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock (assuming reinvestment of dividends) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Morgan Stanley Healthcare Payor Index (currently 12 companies) (MSHPI) over the preceding five-year period. The graph assumes a $100 investment in shares of Aetna Common Stock on December 31, 1994.

                           FIVE-YEAR CUMULATIVE TOTAL RETURN
                                    AETNA, S&P 500
                       AND MORGAN STANLEY HEALTHCARE PAYOR INDEX
[AETNA PERFORMANCE GRAPH NEW]

                                                                                                        MORGAN STANLEY HEALTHCARE
                                                          AETNA                      S&P 500                   PAYOR INDEX
                                                          -----                      -------            -------------------------
12/31/94                                                    100                         100                         100
12/31/95                                                 154.04                      137.58                      143.12
12/31/96                                                 182.58                      169.03                      140.80
12/31/97                                                 162.59                      225.44                      137.75
12/31/98                                                 183.16                      289.79                      155.84
12/31/99                                                 131.43                      350.78                      140.33

* The MSHPI was created in January 1996. In order to report performance back to December 31, 1994, as required by SEC rules, the Company used the companies currently included in the MSHPI (as of December 31, 1999) as its peer group. The companies included are: Aetna Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Foundation Health Systems, Inc., Humana Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., United Healthcare Corporation and Wellpoint Health Networks, Inc. Cumulative total return calculations were provided by SNL Securities LC.

II.   APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG LLP as the Company's independent auditors for the current calendar year. The firm has acted in this capacity since 1972. Representatives of the firm are expected to be available at the Annual Meeting to make a statement if the firm desires and to respond to appropriate questions.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED FOR THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

III.   SHAREHOLDER PROPOSAL TO IMPLEMENT CUMULATIVE VOTING IN ELECTION OF
       DIRECTORS

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, D.C. 20037 (owner of 50 shares of Common Stock), has advised the Company that she plans to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

"RESOLVED: That the stockholders of Aetna, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

"REASONS:  Many states have mandatory cumulative voting, so do National Banks.

"In addition, many corporations have adopted cumulative voting.

"Last year the owners of 33,959,421 shares, representing approximately 30.7% of shares voting, voted FOR this proposal.

"If you AGREE, please mark your proxy FOR this resolution."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2000 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

THIS PROPOSAL WAS INTRODUCED AT LAST YEAR'S ANNUAL MEETING. APPROXIMATELY 69.3% OF THE VOTES CAST AT THAT MEETING WERE CAST AGAINST THIS PROPOSAL.

The Board of Directors continues to believe that the present system of voting for Directors provides the best assurance that the decisions of the Directors will be in the interests of all shareholders, as opposed to the interests of special interest groups.

Cumulative voting is one of those issues that favors special interest groups. Cumulative voting would make it possible for such a group to elect one or more Directors beholden to the group's narrow interests. This could increase the likelihood of factionalism and discord within the Board, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. The present system of voting utilized by the Company and by most leading corporations prevents the "stacking" of votes behind potentially partisan Directors. The present system thus promotes the election of a more effective Board in which each Director represents the shareholders as a whole.

The Board continues to believe that this proposal is not in the best interests of the Company or its shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE FOREGOING PROPOSAL.

IV.   SHAREHOLDER PROPOSAL RELATING TO ENDORSEMENT OF THE CERES PRINCIPLES

Mary Kay Gamel, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581 (owner of 100 shares of Common Stock), and The Sisters of St. Joseph of Carondelet, Albany Province, 385 Watervliet-Shaker Road, Latham, New York 12110 (owner of 1,600 shares of Common Stock), have advised the Company that they plan to present the following proposal at the Annual Meeting. The proposal is included in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

"WHEREAS:

"Leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.

"The integrity, utility, and comparability of environmental disclosure depend on using a common format, credible metrics, and a set of generally accepted standards. This will enable investors to assess environmental progress within and across industries.

"The Coalition of Environmentally Responsible Economies (CERES) -- a ten-year partnership between large investors, environmental groups, and corporations - has established what we believe is the most thorough and well-respected environmental disclosure form in the United States. CERES has also taken the lead internationally, convening major organizations together with the United Nations Environment Programme in the Global Reporting Initiative, which has produced guidelines for standardizing environmental disclosure worldwide.

"Companies which endorse the CERES Principles engage with stakeholders in transparent environmental management and agree to a single set of consistent standard for environmental reporting. That standard is set by the endorsing companies together with CERES.

"The CERES Principles and CERES Report have been adopted by leading firms in various industries: Arizona Public Service, Bank America, BankBoston, Baxter International, Bethlehem Steel, Coca-Cola, General Motors, Interface, ITT Industries, Northeast Utilities, Pennsylvania Power and Light, Polaroid, and Sun Company.

"We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through: 1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public; 9) management commitment;
10) audits and reports. (The full text of the CERES Principles and accompanying CERES Report form are obtainable from CERES, 11 Arlington Street, Boston, Massachusetts 02116, (617) 247-0700 / www.ceres.org).

"RESOLVED:

"Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

                             "SUPPORTING STATEMENT

"Recent studies show that the integration of environmental commitment into business operations provides competitive advantage and improves long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance are indicators of prudent foresight exercised by management.

"Given investors' needs for credible information about a firm's environmental performance, and given the number of companies that have already endorsed the CERES Principles and adopted its report format, it is a reasonable, widely accepted step for a company to endorse those Principles if it wishes to demonstrate its seriousness about superior environmental performance.

"Your vote FOR this resolution serves the best interests of our Company and its shareholders."

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF THE FOREGOING PROPOSAL.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2000 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

THIS PROPOSAL WAS INTRODUCED AT LAST YEAR'S ANNUAL MEETING. APPROXIMATELY 91.2% OF THE VOTES CAST AT THAT MEETING WERE CAST AGAINST THIS PROPOSAL.

The Board of Directors continues to agree with the sentiments underlying the proponents' proposal; that is, that, among other things, corporations should conduct their businesses as responsible stewards of the environment. However, the Board again recommends a vote against the proposal because it believes that the environmental practices and principles followed by the Company already address the environmental issues raised by the CERES Principles and effectively demonstrate the Company's commitment to sound environmental practices. The Company's policies relating to management of corporate facilities and the operation of the Company's businesses mandate a number of the same initiatives contemplated by CERES, such as recycling programs, energy conservation and other steps. In addition, there are annual fees and expenses involved in endorsing the CERES Principles. Accordingly, the Board continues to believe that endorsement of the CERES Principles would be largely redundant and would not add substantial value to the Company's shareholders.

UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY A PROPERLY COMPLETED PROXY WILL BE VOTED AGAINST THE FOREGOING PROPOSAL.

VOTING OF OTHER MATTERS

After the deadline for inclusion of shareholder proposals in this Proxy Statement established by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Medical Mission Sisters, also known as the Society of Catholic Medical Missionaries, submitted a proposal that the Board of Directors institute an executive compensation review to develop policies designed to link the compensation of all of the Company's executives to health care quality and report the results of that review (including any recommended changes) to shareholders in the fall of 2000 (the Executive Compensation Proposal). The Executive Compensation Proposal is substantially similar to a proposal by the same shareholder that was included in the 1999 Proxy Statement and introduced at the 1999 Annual Meeting. Approximately 95.5% of the votes cast at that meeting were cast against that proposal. At December 31, 1999, approximately 86.5% of Aetna U.S. Healthcare's managed care members and 89% of the former Prudential managed care members were in health plans accredited by the National Committee for Quality Assurance. The Board continues to believe that the material elements of the Executive Compensation Proposal are in place and that approval of such proposal would not add substantial value to the Company's shareholders. Accordingly, if the Executive Compensation Proposal properly comes before the Annual Meeting or any adjournment thereof, the persons named as proxies on the enclosed proxy card and acting thereunder intend to exercise their discretion and vote AGAINST the Executive Compensation Proposal.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies on the enclosed proxy card and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy card or Internet or telephone vote would be entitled to vote.

At this time, the Board of Directors is not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than the Executive Compensation Proposal and those outlined in the Notice of Annual Meeting of Shareholders.

OTHER INFORMATION

Shareholder Proposals for 2001 Annual Meeting

To be included in the 2001 Proxy Statement and on the 2001 proxy card, shareholder proposals must be received by the Company not later than November 22, 2000. Such proposals must comply with all applicable Securities and Exchange Commission rules and regulations. Proposals should be sent to the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156.

Multiple Copies of Annual Report

The Company's 1999 Annual Report to Shareholders is being mailed to shareholders in advance of or together with this Proxy Statement. If you hold Aetna shares in your own name and you received more than one copy of the Annual Report at your address and you wish to reduce the number of reports you receive and save the Company the cost of producing and mailing these reports, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the instructions provided when you vote over the Internet or by telephone.

At least one account at your address must continue to receive an annual report, unless you elect to review future annual reports over the Internet. Mailing of dividends, dividend reinvestment statements, proxy materials and special notices will not be affected by your election to discontinue duplicate mailings of annual reports. Registered shareholders may discontinue or resume the mailing of an annual report to an account by calling the Company's Transfer Agent at 1-800-446-2617.

If you own shares through a broker, bank or other holder of record and received more than one Aetna Annual Report, please contact the holder of record to eliminate duplicate mailings.

Electronic Access to Proxy Materials and Annual Report

The Notice of Annual Meeting, this Proxy Statement and the 1999 Annual Report are available on Aetna's Internet site at http://www.aetna.com/investor/proxy.htm and http://www.aetna.com/99annualrpt, respectively. Most shareholders can elect to view future notices of annual meeting, proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option and save the Company the cost of producing and mailing these documents in the future by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a broker, bank or other holder of record, check the information provided by that entity for instructions on how to elect to view future notices of annual meeting, proxy statements and annual reports over the Internet.

If you are a shareholder of record and choose to view future notices of annual meeting, proxy statements and annual reports over the Internet, you will receive notification by e-mail next year with instructions containing the Internet address of those materials.

Most shareholders who hold their shares through a broker, bank or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to access Aetna's notice of annual meeting, proxy statement and annual report.

By order of the Board of Directors,

/s/ William J. Casazza
William J. Casazza
Vice President and Corporate Secretary
March 22, 2000

151 Farmington Avenue
Hartford, Connecticut 06156

Cat. HR -- 1870300
Printed on recycled paper.

                                   AETNA INC.

PROXY

The undersigned hereby appoints Barbara Hackman Franklin, Michael H. Jordan and Jack D. Kuehler, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Inc. to be held April 28, 2000 and at any adjournment or postponement thereof, and directs said proxies to vote as specified herein on the four items specified in this Proxy, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

NOMINEES:

01. Leonard Abramson             05. Jeffrey E. Garten    09. Ellen M. Hancock
02. Betsy Z. Cohen               06. Jerome S. Goodman    10. Michael H. Jordan
03. William H. Donaldson         07. Earl G. Graves       11. Jack D. Kuehler
04. Barbara Hackman Franklin     08. Gerald Greenwald     12. Judith Rodin

        THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.

To vote by telephone or Internet, please see the reverse of this card. To vote by mail, please sign and date the above proxy card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.




                         SHAREHOLDER ACCOUNT INQUIRIES

Aetna's Transfer Agent, First Chicago Trust Company of New York, maintains a telephone response center to service shareholder accounts. Registered owners of Aetna shares may call the center at 1-800-446-2617 to inquire about replacement dividend checks, address changes, stock transfers and other account matters or to inquire about First Chicago's DirectSERVICE Investment Program.

For direct deposit of dividends, registered shareholders may call First Chicago at 1-800-870-2340.

Registered shareholders with e-mail addresses can send account inquiries electronically to First Chicago at equiserve@equiserve.com.

Registered shareholders also can access their Aetna accounts via the Internet through First Chicago's web site at http://www.equiserve.com.

/X/  Please mark your
     votes as in this
     example.

     This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this Proxy will be voted FOR Items 1 and 2 and AGAINST Items 3 and 4.

          The Board of Directors recommends a vote FOR Items 1 and 2.

                FOR    WITHHELD                        FOR   AGAINST  ABSTAIN
1. Election of  [ ]       [ ]     2. Approval of KPMG  [ ]     [ ]      [ ]
   Directors.                        LLP as Independent
   (See reverse                      Auditors
     side)

For, except vote withheld from the
following nominee(s):

__________________________________


        The Board of Directors recommends a vote AGAINST Items 3 and 4.

                                             FOR    AGAINST   ABSTAIN
3. Shareholder proposal on                   [ ]      [ ]       [ ]
   cumulative voting

4. Shareholder proposal on                   [ ]      [ ]       [ ]
   endorsement of CERES
   Principles



MARK THIS BOX IF YOU HAVE MORE THAN ONE ACCOUNT AND WANT TO DISCONTINUE [ ] RECEIVING MULTIPLE COPIES OF FUTURE ANNUAL REPORTS.

MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.                  [ ]


SIGNATURE(S)______________________________________________ DATE______________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.

PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET.


             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Proxies granted by telephone or Internet are valid under Connecticut corporation law. To vote by phone or Internet, please follow these easy steps:

TO VOTE BY PHONE    Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch
                    tone telephone. Shareholders residing outside the United
                    States, Canada and Puerto Rico should call 1-201-536-8073.
                    Telephone voting will be available until 8:00 a.m., Eastern time, the morning of the Annual Meeting.

                    Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

                    Follow the recorded instructions.


TO VOTE BY INTERNET Log onto http://www.eproxyvote.com/aet which will be available until midnight, Eastern time, on April 27, 2000.

                    Follow the instructions on the screen.

                    You can also elect to receive future shareholder materials electronically at this web site.

TO ATTEND THE       If you plan to attend the Annual Meeting, you should either
ANNUAL MEETING      mark the box provided on the above proxy card or signify
                    your intention to attend when you access the telephone or Internet voting system.

                    An admission card will then be mailed to you.

                    THANK YOU FOR VOTING!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
_____________________________________________________________________________

1)  Election of Directors
    NOMINEES:
    01 - Leonard Abramson         02 - Betsy Z. Cohen                     (Mark only one)
    03 - William H. Donaldson     04 - Barbara Hackman Franklin
    05 - Jeffrey E. Garten        06 - Jerome S. Goodman              FOR             WITHHELD
    07 - Earl G. Graves           08 - Gerald Greenwald               (  )            (  )
    09 - Ellen M. Hancock         10 - Michael H. Jordan
    11 - Jack D. Kuehler          12 - Judith Rodin

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR PARTICULAR
     NOMINEE(S), STRIKE A LINE THROUGH THOSE NOMINEES' NAMES IN
     THE LIST ABOVE)

                                                                       FOR    AGAINST   ABSTAIN
2)  Approval of KPMG LLP as Independent Auditors                       (  )   (  )      (  )


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             AGAINST ITEMS 3 AND 4.
______________________________________________________________________________

                                                                       FOR   AGAINST  ABSTAIN
3)  Shareholder proposal on cumulative voting                          (  )  (  )     (  )
4)  Shareholder proposal on endorsement of CERES Principles            (  )  (  )     (  )



                          Mark this box if you plan to
                            attend the Annual Meeting

                THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF
                MELLON BANK, N.A.



SIGNATURE(S) ____________________ SIGNATURE(S) ___________________ DATE ________

                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

________________________________________________________________________________
                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE
                            QUICK * EASY * IMMEDIATE
[Graphic of       AVAILABLE 24 HOURS A DAY * SEVEN DAYS A WEEK       [Graphic of
   Phone]                       1-800-840-1208                         Phone]
________________________________________________________________________________

Your telephone vote authorizes the named Trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. If you vote by telephone, there is no need to return your voting instruction card.

                              TO VOTE BY TELEPHONE

Call toll free 1-800-840-1208 on a touch tone telephone by April 24, 2000. Use the Control Number located in the box in the lower right hand corner. Enter the Control Number and follow the recorded instructions.

                          TO ATTEND THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you should either mark the box provided on the above voting instruction card or signify your intention to attend when you access the telephone voting system. An admission card will then be mailed to you.

                             THANK YOU FOR VOTING.

                                   AETNA INC.

TO: PARTICIPANTS IN THE AETNA INCENTIVE SAVINGS PLAN

Mellon Bank, N.A., the Trustee under the Aetna Incentive Savings Plan (the
Plan), has been instructed to solicit your instructions on how to vote the shares of Aetna Common Stock held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 28, 2000 and at any adjournment or postponement thereof. Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. Alternatively, you may vote by telephone by following the instructions outlined on the reverse side of this card. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. IF YOU FAIL TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE BY APRIL 24, 2000 EITHER BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THIS CARD, YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE RECEIVES PROPER AND TIMELY INSTRUCTIONS.

TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO VOTE BY MAIL, PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE, TEAR OFF AT THE PERFORATION, AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                   [UP ARROW] FOLD AND DETACH HERE [UP ARROW]



                                 VOTE BY PHONE
                            QUICK - EASY - IMMEDIATE
          IF YOU VOTED BY TELEPHONE DO NOT MAIL YOUR INSTRUCTION CARD

Note: Participants who received the 2000 Proxy Statement of Aetna Inc. over the
      Internet and who would like a printed copy may call 1-800-237-4273.

AETNA INC.                                                          PRESORTED
FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.                       STANDARD
P.O. BOX 9107                                                          RATE
HINGHAM, MA 02043-9107                                             U.S.  POSTAGE
                                                                    PAID PROXY
                                                                    TABULATOR

                               VOTE  BY TELEPHONE

                            Quick * Easy * Immediate

   Your telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your Instruction Card.

 You will be asked to enter the 14-digit Control Number which is located below.

 Call Toll Free on a TOUCH-TONE PHONE. There is NO CHARGE to you FOR THIS CALL.
              CALL 1-800-597-7657 -- 24 HOURS A DAY, 7 DAYS A WEEK

--------------------------------------------------------------------------------
          If you voted by telephone DO NOT MAIL your Instruction Card
--------------------------------------------------------------------------------

                  [DOWN ARROW] Please fold and detach card at
                    perforation before mailing [DOWN ARROW]

                                  AETNA INC.

TO: PARTICIPANTS IN THE U.S. HEALTHCARE, INC. SAVINGS PLAN

Fidelity Management Trust Company, the Trustee under the U.S. Healthcare, Inc. Savings Plan (the Plan), has been instructed to solicit your instructions on how to vote the shares of Aetna Common Stock held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Inc. to be held on April 28, 2000 and at any adjournment or postponement thereof.
Please indicate by checking the appropriate box how you want these shares voted by the Trustee and return this card to the Trustee in the envelope provided. Alternatively, you may vote by telephone by following the instructions outlined above. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. If you fail to provide voting instructions to the Trustee by April 24, 2000, either by telephone or by completing, signing and returning this Card, the Trustee will not vote the shares credited to your account.

If you are voting by mail, please vote, sign and date this Instruction Card and return it promptly in the enclosed envelope. Your shares will not be voted by the Trustee if you do not return this Card or provide voting instructions by telephone.

                                Date
                                    -----------------------------------

                                THIS TRUSTEE INSTRUCTION CARD IS
                                SOLICITED ON BEHALF OF FIDELITY
                                MANAGEMENT TRUST COMPANY




                                ---------------------------------------
                                           (Signature(s))

                                NOTE: Please sign as name appears hereon.
                                Joint owners should each sign. When
                                signing as attorney, executor,
                                administrator, trustee or guardian, please
                                give full title as such.
                                                                             932

Note: Participants who received the 2000 Proxy Statement of Aetna Inc. over the
      Internet and who would like a printed copy may call 1-800-237-4273.


[down arrow] Please fold and detach card at perforation before mailing [down arrow]

            Please vote by filling in the appropriate box(es) below.

--------------------------------------------------------------------------------
This Trustee Instruction Card when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, the Trustee will not vote the shares credited to your account.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
1) Election of Directors                                                                 FOR        (Mark only one)   WITHHELD
   NOMINEES:
   01. Leonard Abramson          05. Jeffrey E. Garten      09. Ellen M. Hancock         ( )                          ( )     1.
   02. Betsy Z. Cohen            06. Jerome S. Goodman      10. Michael H. Jordan
   03. William H. Donaldson      07. Earl G. Graves         11. Jack D. Kuehler
   04. Barbara Hackman Franklin  08. Gerald Greenwald       12. Judith Rodin

    (INSTRUCTIONS: To withhold authority to vote for particular nominee(s), write those names below.)
-------------------------------------------------------------------------------------    FOR         AGAINST           ABSTAIN
2) Approval of KPMG LLP as Independent Auditors                                          ( )           ( )             ( )    2.


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        FOR          AGAINST           ABSTAIN
3) Shareholder proposal on cumulative voting                                            ( )            ( )             ( )    3.
4) Shareholder proposal on endorsement of CERES Principles                              ( )            ( )             ( )    4.

-------------------------------------------------------------------------------------------------------------------------------
